EXHIBIT 10.15

                    MASTER EXCHANGE AGREEMENT


    This Agreement is entered into this ____ day of ___________, 199__ by and between _____________________________ ("Recipient")
and Camden Property Trust (the "Company").

    WHEREAS, pursuant to the 1993 Share Incentive Plan of Camden Property Trust (the "Plan"), the Recipient has and will receive awards of Restricted Shares as shown in Exchange Supplement A attached hereto which shall vest over time in accordance with the terms of the Plan and outlined on Exchange Supplement B;

    WHEREAS, Recipient desires to exchange his right to receive the unvested Restricted Shares upon vesting and all other rights appurtenant thereto for the Rights to Repurchase (as defined below);

    WHEREAS, the Company desires to exchange the Rights to Repurchase for the return of the Recipient's unvested Restricted
Shares;

    NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.  Recipient hereby agrees to exchange Recipient's unvested
Restricted Shares (including the right to receive dividends thereon and the right to vote such shares) for the Rights to Repurchase as described below.

2.  Upon the execution of this Agreement, the Company shall
deposit Recipient's   Restricted Shares into a rabbi trust (the
"Trust") established by and for the benefit   of the Company.
The Trust shall be administered by an independent trustee who shall be selected by the Company. Dividends on the Restricted
Shares will   accumulate in the Trust and the trustee shall
invest such dividends in marketable   securities other than the
Company's securities. The trustee shall have the right to substitute, from time to time, other marketable securities of
equal value for the   marketable securities originally purchased
by the trustee.

3.  Upon vesting, Recipient shall have the right to purchase all
or part of the Restricted   Shares that Recipient exchanged with
the Trust together with any securities that   were purchased with
the accumulated dividends on such Restricted Shares (the
"Rights to Repurchase").  The Rights to Repurchase may be
exercised with regard   to vested shares in an amount at least
equal to the lesser of 2,000 shares or the   number of shares for
any portion of an Award separately identified in Exchange Supplement B. Nothing in this Agreement shall be construed as
allowing a   Recipient to exercise his Rights to Repurchase to
purchase either the shares or the   dividends but not both; that
is, the shares and the related dividends shares must be purchased together, except as provided in paragraph 6 hereof.

4.  The Rights to Repurchase shall vest as shown on Exchange
Supplement B.  The   Rights to Repurchase shall be exercisable
for a period of 20 years from the   applicable vesting date.

5.  The exercise price of the Rights to Repurchase shall equal
the sum of (i) 10% of   the Fair Market Value of the Restricted
Shares to be purchased by Recipient, as   determined on the date
of this Agreement, and (ii) 5% of the amount of dividends declared and paid with respect to such Restricted Shares.

6.  If Recipient's employment or relationship with the Company or
its Affiliates is   terminated for any reason before the vesting
of the Repurchase Rights, the   Repurchase Rights not theretofore
vested shall terminate on the date of death,   disability,
retirement, or the date notice of termination or resignation is
given.    Recipient's vested Rights to Repurchase shall be
exercisable for a period of one   year from such date.
Thereafter, the unexercised Rights to Repurchase shall
terminate and be of no further force and effect.  However, to the
extent that there   have been any dividends declared and recorded
and not yet repurchased from the   Plan, recipient shall vest in
such dividends and be entitled to repurchase such   dividends
separately from the shares, even though such shares have not
vested and   the vesting rights in such shares is then expiring.

7.  All initial capitalized terms not otherwise defined herein
shall have the meanings   set forth in the Plan.

8.  This Agreement shall be construed in accordance with the laws
of the State of   Texas.

9.  To the extent any provision of this Agreement is held to be
unenforceable, illegal   or invalid under any current or future
law, such provision shall be fully separable   and this Agreement
shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the
remaining   provisions of this Agreement shall remain in full
force and effect and shall not be   affected by the illegal,
invalid or unenforceable provision or by its severance
therefrom.  In lieu of such illegal, invalid or unenforceable
provision, there shall   be added automatically as a part of this
Agreement, a legal, valid and enforceable   provision as similar
in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any
arbitrator to whom   disputes relating to this Agreement are
submitted to reform the otherwise illegal,   invalid or
unenforceable provision in accordance with this Section 9.

10.  To the extent any provisions of this Agreement conflict with
the provisions of any   employment agreement entered into between
the Company and Recipient, the terms   of the employment
agreement shall control.  To the extent that any such
employment agreement provides for the automatic or accelerated
vesting of   securities or derivative securities held by the
Recipient upon the occurrence of a   change of control, business
combination or other enumerated event, the Restricted   Shares
and Rights to Repurchase shall likewise be deemed to be governed
by such   provisions and shall likewise vest on the terms and
conditions set forth in such   employment agreement.

11.  The Rights to Repurchase granted hereunder, to the extent
permitted by law, shall   be transferable to Recipient's spouse,
children or grandchildren or to a trust created   for their
benefit. The Rights to Repurchase shall not otherwise be transferable.

12.  The Restricted Shares and Rights to Repurchase covered by
this Agreement shall   be subject to the adjustment provisions
contained in the Plan (currently Section 7   of the Plan).

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                  RECIPIENT

                                  ___________________________


                                  CAMDEN PROPERTY TRUST


                                  By:    ____________________

                                  Name:  ____________________

                                  Title: ____________________

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